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[SUREBEAM LOGO]
                                                                    Exhibit 99.1

                                  PRESS RELEASE

                           SUREBEAM CORPORATION NAMES
                      JOHN C. ARME CHIEF EXECUTIVE OFFICER

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SAN DIEGO, CA - JUNE 19, 2003 - SUREBEAM CORPORATION (NASDAQ: SURE) - announced today its Board of Directors has appointed John C. Arme to serve as Chief Executive Officer effective July 1, 2003. The Company had previously announced a search to replace its Chief Executive Officer who had resigned in March of this year. Mr. Arme will continue in his role as Chairman of the Board. Mr. Arme, who has served as a director of SureBeam since April 2001, was elected as Chairman of the Board in March to assist with the long-term strategic development of the Company. The Board is making this appointment to provide strong leadership and stability during this important period in the Company's development.

"I am looking forward to the new role I will play on the operational side of the Company," said Mr. Arme. "SureBeam continues to experience growth in the markets critical for its success and we expect this growth to continue. As we implement our strategy, the Board believes having a Chief Executive Officer with a strong financial background and operational experience is essential to accomplishing our corporate goals. As we complete some of the Company's shorter term objectives, the Company will resume its search and select a Chief Executive Officer to guide our future long-term growth."

SureBeam has begun to implement several new strategic initiatives designed to focus the Company's operations and enable the Company to effectively pursue its most prospective growth opportunities. As part of these initiatives, the Company will be divided into two business units - systems and processing services. The Vice President, Systems will be responsible for system sales, engineering and manufacturing. The Vice President, Processing Services will be responsible for sales and marketing of processing services as well as the operations of the processing centers.

In conjunction with these changes and Mr. Arme's appointment as Chief Executive Officer, David A. Rane, the Company's Senior Vice President and Chief Financial Officer, is being promoted to Executive Vice President and Chief Financial Officer to reflect his enhanced role, including assumption of key regulatory responsibilities.

Tom Allen, Vice President, Systems Engineering, Integration and Field Operations will be promoted to Vice President, Systems and the Company will immediately initiate a search for a Vice President, Processing Services. In addition, Gary Peck, Vice President of Human Resources, has been promoted to Vice President, Shared Services. Both Kevin Claudio and Gary Loda, current officers of the corporation, will be leaving the Company at the end of June, and Mr. Claudio is expected to support the organization as a consultant over the next several months.

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"During this stage of operations, our focus needs to be on increasing revenues and reducing expenses while maintaining our momentum," continued Mr. Arme. "These changes in our management structure reflect our ongoing efforts to increase our efficiency and provide us with greater operational focus."

Prior to his retirement from the international accounting firm of Arthur Andersen & Co. in 1992, Mr. Arme served as managing partner of the firm's offices in San Diego, California, and Istanbul, Turkey. He also participated in special assignments in Tashkent, Jakarta and Milan, Italy. Mr. Arme's 37-year career in public accounting included seven years as Industry Head for foodservice clients of his firm in the United States.

Since March 1992, Mr. Arme has served as a member of the Board of Directors of St. Ambrose University. He is a lifetime Director Emeritus of the Institute of Management Accountants. Mr. Arme received his B.A. degree from St. Ambrose University.

Headquartered in San Diego, California, SureBeam Corporation is a leading provider of electron beam food safety systems and services for the food industry. SureBeam's technology significantly improves food quality, extends product freshness, and provides disinfestation that helps to protect the environment. The SureBeam patented system is based on proven electron beam and x-ray technology that destroys harmful food-borne bacteria much like thermal pasteurization does to milk. This technology can also eliminate the need for toxic chemical fumigants used in pest control that may be harmful to the earth's ozone layer. For its "great step" into food safety, SureBeam's revolutionary technology was the winner of Food Processing Magazine's "Innovation Award" for 2001. SureBeam was also ranked by Deloitte & Touche as the 37th fastest growing technology company in the Orange County/San Diego region for 2002.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the anticipated growth of the Company's markets and the Company's ability to achieve its short and long-term goals. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into new commercial food markets that require the company to develop demand for its product, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission filings.

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 MEDIA CONTACT FOR SUREBEAM: MARK STEPHENSON, VICE PRESIDENT, PUBLIC RELATIONS,
                   (858) 795-6300 OR mstephenson@surebeam.com

            INVESTOR RELATIONS CONTACT FOR SUREBEAM: KRISTA MALLORY,
                        DIRECTOR OF INVESTOR RELATIONS,
                      (858) 795-6300 OR invest@surebeam.com

      IF YOU WOULD LIKE TO RECEIVE PRESS RELEASES VIA ELECTRONIC MAIL,
                 PLEASE CONTACT pressreleases@surebeam.com

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